Exhibit 99

Contact:

Edwin S. Hetherington                  Dean Andrews
Vice President, General Counsel        Vice President, Director of Operations,
  and Secretary                          N. America
Tel: +1 646 578 4055                   Tel: +1 212 764 8206


Pippa Isbell                           or, on Friday 25 May, media enquiries to:
Vice President, Public Relations       Kal Goldberg, Financial Dynamics
Tel: +44 7775 703725                   Tel: +1 212 850 5731 or +1 917 741 1013




               PAUL WHITE RESIGNS AS VICE PRESIDENT - FINANCE AND
                             CHIEF FINANCIAL OFFICER
                          OF ORIENT-EXPRESS HOTELS LTD


Hamilton, Bermuda, May 25, 2007. Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com), owners or part-owners and managers of 49 luxury hotel, restaurant, tourist train and river cruise properties in 25 countries, announced that Vice President Finance and Chief Financial Officer, Paul White has today given six months notice of his intention to leave the company.

President and CEO Simon Sherwood commented, "Paul has been offered a great opportunity elsewhere and we wish him every success. He has done an excellent job for Orient-Express Hotels over his 16 years of service and as CFO for the last two years."

The Board will now commence the search for a new chief financial officer.

Ends



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